UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Oct 12, 2020

Northstar Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

333-90031 (Commission File Number)	33-0803434 (IRS Employer Identification No.)

355 Burrard St, Suite 1000, Vancouver, B.C., Canada (principal executive offices)	V6C 2G8 (Zip Code)

+1 778-881-5544

(registrant’s telephone number, including area code)

____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to health reason, Dr. Wilson Russell has resigned as Chairman of the Board of Northstar Electronics, Inc. and Piers VanZiffle an existing Director/Secretary of the company has assumed the position on a temporary basis. The effective date of this announcement is Oct 09, 2020.  The company is in discussions with other individuals to assume the Chairman’s position and to add additional Directors to the Companies Board. Details will be released when the positions have been filled.

Mr. Russell is also resigning as Chair of the Boards of two subsidiary companies, National Five Holdings Ltd. and Northstar Sealand Enterprise Ltd. (NSEL) and Howard Nash will be taking over.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of business acquired.  Not applicable.

(b)Pro forma financial information.  Not applicable.

(c)Shell company transactions.  Not applicable.

(d)Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Oct 12, 2020

NORTHSTAR ELECTRONICS, INC.

By: /s/ Piers VanZiffle

Chief Executive Officer